Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Corvex, Inc. (f/k/a Movano Inc.) on Form S-3 of our report dated March 30, 2026 relating to the financial statements of Corvex, Inc. as of December 31, 2025 and for the year ended December 31, 2025 (which report includes an explanatory paragraph regarding the Company’s ability to continue as a going concern).

We also consent to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ RBSM LLP

Larkspur, California

September 25, 2026